Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Balanced Capital Portfolio (FI) (Ins - Series) (BCS_F) BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Managed Volatility - Fixed Income Portfolio (BR_AA_FI) BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) ( BVA-BF)
Bond Index Master Portfolio (MIP_AGG)
      iShares iBoxx $ Investment Grade Corporate Bond Fund (ISHINTOP) Master Total Return Portfolio of Master Bond LLC (MF-BOND) Metropolitan Series BlackRock Bond Income Portfolio (MET-BI) Metropolitan Series BlackRock Diversified Portfolio (Core PLUS Bond)
 (METD_B)
Multimanager Core Bond Portfolio (AXA-VIP)
Transamerica Multi-Managed Balanced Portfolio (TA-CORE)
Transamerica Multi-Managed Balanced Portfolio VP (TAP-CORE) Transamerica Partners Balanced Portfolio (TRANS-CORE)
Transamerica Partners Core Bond (DIA-CORE)

The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:
06-26-2012

Security Type:
BND/CORP

Issuer
Comcast Corporation   (2042)

Selling Underwriter
Citigroup Global Markets Inc.

Affiliated Underwriter(s)
[x] PNC
[ ] Other:

List of Underwriter(s)
BNP Paribas Securities Corp., Citigroup Global Markets Inc.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Wells Fargo Securities, LLC, Barclays Capital Inc.,
Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC,
Lloyds Securities Inc., Mizuho Securities USA Inc.,
Morgan Stanley & Co. LLC, RBC Capital Markets, LLC,
RBS Securities Inc., SMBC Nikko Capital Markets Limited,
SunTrust Robinson Humphrey, Inc., UBS Securities LLC,
Allen & Company LLC, Gleacher & Company Securities, Inc.,
Santander Investment Securities Inc., U.S. Bancorp Investments, Inc., Loop Capital Markets, LLC, The Williams Capital Group, L.P.,
DNB Markets, Inc., PNC Capital Markets LLC, TD Securities (USA) LLC, Drexel Hamilton, LLC, MFR Securities, Inc.,
Samuel A. Ramirez & Co., Inc.

Transaction Details

Date of Purchase
06-26-2012

Purchase Price/Share(per share / % of par)
$ 99.918

Total Commission, Spread or Profit
0.875%

1. Aggregate Principal Amount Purchased (a+b)
$ 75,000,000

a. US Registered Funds
(Appendix attached with individual Fund/Client purchase)
$ 15,996,000

b. Other BlackRock Clients
$ 59,004,000

2. Aggregate Principal Amount of Offering
$ 1,250,000,000

Fund Ratio
[Divide Sum of #1 by #2] Must be less than 0.25
(unless securities are Government Securities)
0.0600



Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see
Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities [Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were
made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:                 Abhishek Anchal
Date:  06-26-2012             Global Syndicate Team Member



Approved by:                   Odette Rajwan
Date: 06-28-2012                Senior Global Syndicate Team Member